Exhibit 99.1

Oscient Pharmaceuticals Contacts:

Christopher Taylor

781-398-2466

Sandra Schmidt Coombs

781-398-2310

For Immediate Release

Oscient Pharmaceuticals Receives Paragraph IV

Certification Notice for ANTARA

Waltham, Mass., December 3, 2008 – Oscient Pharmaceuticals Corporation (Nasdaq: OSCI) today announced that the Company and its licensor, Ethypharm SA, have received notice of a Paragraph IV certification on behalf of Lupin Limited, advising of the submission of an Abbreviated New Drug Application (ANDA) with the U.S. Food and Drug Administration (FDA) for ANTARA® (fenofibrate) capsules, 130 and 43 mg doses.

The notice alleges that U.S. Patent No. 7,101,574, owned by Ethypharm, exclusively licensed to Oscient and listed in the FDA Orange Book for ANTARA, is invalid and/or will not be infringed by Lupin’s manufacture, use or sale of the product for which the ANDA was submitted. U.S. Patent No. 7,101,574 is set to expire in 2020.

Oscient and Ethypharm have 45 days to commence a patent infringement lawsuit against Lupin that would automatically stay, or bar, the FDA from approving Lupin’s ANDA for up to 30 months or until a district court decision in its favor, whichever may occur earlier.

Oscient and Ethypharm are currently evaluating the notice from Lupin and intend to pursue all available legal and regulatory options in defense of ANTARA, including enforcement of their intellectual property rights.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a commercial-stage pharmaceutical company marketing two FDA-approved products in the United States: ANTARA® (fenofibrate) capsules, a cardiovascular product and FACTIVE® (gemifloxacin mesylate) tablets, a fluoroquinolone antibiotic. ANTARA is indicated for the adjunct treatment of hypercholesterolemia (high blood cholesterol) and hypertriglyceridemia (high triglycerides) in combination with diet. FACTIVE is approved for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity. Oscient promotes ANTARA and FACTIVE through a national sales force calling on primary care physicians, cardiologists, endocrinologists and pulmonologists.

-more-

Oscient Pharmaceuticals/ 1000 Winter Street Waltham MA 02451
t: 781.398.2300 f: 781.893.9535 www.oscient.com

ANTARA Paragraph IV Challenge

December 3, 2008

For important information regarding the safety and use of ANTARA and FACTIVE, please see the full prescribing information available at www.antararx.com and www.factive.com.

Forward-Looking Statement for Oscient

This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements with regard to (i) the Company’s evaluation of the Paragraph IV certification notice and its intent to pursue all available legal and regulatory options in defense of ANTARA, and (ii) the availability of an FDA stay of approval of Lupin’s ANDA in the event the Company elects to initiate a timely patent infringement suit. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These risks include, but are not limited to (a) our ability to maintain the listing of our common stock on The NASDAQ Global Market; (b) our ability to successfully commercialize and market ANTARA or FACTIVE due to: the limitations on our resources and experience in the commercialization of products; lack of acceptance by physicians, patients and third party payors; unanticipated safety, product liability, efficacy, or other regulatory issues; delays in recruiting and training sales personnel; problems relating to manufacturing or supply; delays in the supply of products by the third party manufacturers and suppliers on which we rely; inadequate distribution of the products by wholesalers, pharmacies, hospitals and other customers; and competition from other products; (c) the delay in or inability to obtain additional regulatory approvals of our products and product candidates due to negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA or EMEA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidates; (d) our ability to raise additional funds and/or refinance our maturing and existing debt or debt that may be accelerated due to our inability to maintain our common stock listing on a U.S. national securities exchange or approved for listing on a U.S. system of automated dissemination of quotations and to fund our operations including sales and marketing activities and potential product acquisitions and (e) claims against us by third parties, including claims relating to our intellectual property position. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statement are described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2008 and in other filings that we may make with the Securities and Exchange Commission from time to time.

###